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                                                                    EXHIBIT 3.11

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Industry Canada                                         Industrie Canada

CERTIFICATE                                             CERTIFICAT
OF AMALGAMATION                                         DE FUSION

CANADA BUSINESS                                         LOI CANADIENNE SUR
CORPORATIONS ACT                                        LES SOCIETES PAR ACTIONS

CNH CANADA, LTD.

CNH CANADA, LTEE                                        413343-9
______________________________________   _______________________________________
Name of corporation-Denomination de la   Corporation number-Numero de la societe
societe

I hereby certify that the above-named    Je certifie que la societe
corporation resulted from an             susmentionnee est issue d'une fusion,
amalgamation, under section 185 of the   en vertu de l'article 185 de la Loi
Canada Business Corporations Act, of     canadienne sur les societes par
the corporations set out in the          actions, des societes dont les
attached articles of amalgamation.       denominations apparaissent dans les
                                         statute de fusion ci-joints.

      [ILLEGIBLE]                       DECEMBER 20, 2002 / LE 20 DECEMBRE 2002
-------------------------
Director - Directeur                    Date of Amalgamation - Date de fusion

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[INDUSTRY CANADA LOGO]

Industry Canada    Industrie Canada               FORM 9          FORMULE 9
                                               ARTICLES OF        STATUTS DE
Canada Business    Loi canadienne sur les      AMALGAMATION         FUSION
Corporations Act   societes par actions        (SECTION 185)     (ARTICLE 185)

1 -- Name of the Amalgamated Corporation   Denomination sociale de la societe
                                           issue de ia Fusion
  CNH CANADA, LTD.
  CNH CANADA, LTEE

2 -- The province or territory in Canada   La province ou le terntoire au
  where the registered office is to be     Canada ou se situera le siege social
  situated

  Ontario

3 -- The classes and any maximum number    Categories et tout nombre maximal
  of shares that the corporation is        d'actions que la societe est
  authorized to issue                      autorisee a emettre

  An unlimited number of common shares.

4 -- Restrictions, if any, on share        Restrictions sur le transfert des
  transfers                                actions, s'il y a lieu

  The annexed Schedule 1 is incorporated
  in this form.

5 -- Number (or minimum and maximum        Nombre (ou nombre minimal et maximal)
  number) of directors                     d" administrateurs

  Minimum:  1      Maximum:  10

6 -- Restrictions, if any, on business     Limites imposees a l' activite
  the corporation may carry on             commerciale de la societe,s'il y a
                                           lieu

  None.

7 -- Other provisions, if any              Autres dispositions, s'il y a lieu

  The annexed Schedule 2 is incorporated
  in this form.

8 -- The amalgamation nas been approved    La fusion a ete approuvee en accord
  pursuant to that section or subsection   avec l'article ou le paragraphe de
  of the Act which is indicated as         la Loi indique ci-apres
  follows:
                                       [ ] 183

                                       [X] 184(1)

                                       [ ] 184(2)

9 -- Name of the amalgamating corporations
    Denomination sociale des societes      Corporation No.                                               Title
    fusionnantes                           Node la Societe       Signature            Date               Titre
------------------------------------------ ---------------       ----------      -----------------      --------
CNH Canada, Ltd. CNH Canada, Ltee             6046509            [ILLEGIBLE]     December 20, 2002      President

Flexi-Coil Ltd.                               6046657            [ILLEGIBLE]     December 20, 2002      Secretary

For Departmental Use Only - A l' usage du ministere              Filed - Deposee

Corporation No.
No de la societe-     413343-9                                  DEC 24 2002

                                                                   [CANADA LOGO]
IC 3190 (2001/11)

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                                   SCHEDULE 1

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either (a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

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                                   SCHEDULE 2

(a) The number of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(b) Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

(c) The directors may appoint from time to time one or more additional directors within the limits provided in the Canada Business Corporations Act.

(d) The directors may from time to time determine the number of directors of the Corporation.